UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2012

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas		66251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 1, 2012, Sprint Nextel Corporation (the “Company”) issued and sold $1.0 billion aggregate principal amount of 7.000% Guaranteed Notes due 2020 (the “2020 Guaranteed Notes”) and $1.0 billion aggregate principal amount of 9.125% Notes due 2017 (the “2017 Notes” and, together with the 2020 Guaranteed Notes, the “Notes”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The initial purchasers then resold the Notes pursuant to exemptions from registration under the Securities Act, including Rule 144A and Regulation S. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement relating to the issuance and sale of the Notes.

The Notes are payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2012. The Notes are governed by the Indenture dated November 20, 2006. In addition, the 2017 Notes are governed by the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated March 1, 2012, between the Company and the Bank of New York Mellon Trust Company, N.A. (the “Trustee”) and the 2020 Guaranteed Notes are governed by the Fourth Supplemental Indenture, dated March 1, 2012, among the Company, the subsidiary guarantors and the Trustee (the “Fourth Supplemental Indenture,” and together with the Third Supplemental Indenture, the “Supplemental Indentures”). The Supplemental Indentures provide for customary events of default, including nonpayment and failure to comply with covenants or other agreements. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes of that series may declare all amounts under such Notes to be due and payable immediately.

The Supplemental Indentures contain covenants that limit the Company’s ability to sell all or substantially all of its assets or to merge or consolidate with or into other companies and that provide that the Company and certain of its subsidiaries’ may not grant liens to other creditors, unless the Notes are secured by liens on an equal and ratable basis to those granted to such other creditors. In addition, if a change of control (as that term is defined in the Supplemental Indentures) occurs prior to the Company being rated “investment grade” by the applicable rating agencies, the holders of Notes will have the right, subject to certain conditions, to require the Company to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, as of the date of repurchase. Additionally, the Third Supplemental Indenture provides, for the benefit of the holders of the 2017 Guaranteed Notes, that the Company will be limited in its ability to issue secured debt, and that the subsidiaries of the Company who guarantee the 2017 Guaranteed Notes will be limited in their ability to issue debt and to guarantee debt of the Company.

The 2017 Notes will mature on March 1, 2017 and the 2020 Guaranteed Notes will mature on March 1, 2020. The Company, at its option, may redeem either issue of the Notes at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable treasury rate plus 50 basis points. The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The Company has various relationships with the initial purchasers. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates have a lending relationship with the Company. These agents and lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

2017 Notes

The Company agreed, pursuant to a registration rights agreement, dated March 1, 2012, with the initial purchasers of the 2017 Notes (the “Registration Rights Agreement”), to file an exchange offer registration statement with respect to an offer to exchange the 2017 Notes for a new issue of identical exchange notes registered under the Securities Act. The Company agreed to use its reasonable best efforts to cause the exchange offer to be completed within 315 days after the closing date of the offering. In certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the 2017 Notes. If the Company does not comply with certain covenants set forth in the Registration Rights Agreement, it must pay additional interest to holders of the 2017 Notes.

2020 Guaranteed Notes

The 2020 Guaranteed Notes are guaranteed by the Company’s subsidiaries that guarantee its existing credit agreements. A note guarantee by a subsidiary guarantor may be automatically and unconditionally released and discharged in certain situations, including, any sale, exchange or transfer of all the capital stock of such guarantor after which the applicable subsidiary guarantor is no longer a subsidiary of the Company or a sale of all or substantially all of the assets of such subsidiary guarantor.

The descriptions set forth above are qualified in their entirety by the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Registration Rights Agreement filed as exhibits hereto and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01. Other Matters.

On March 1, 2012, the Company issued a press release announcing the closing of its private placement of the Notes, a copy of which is attached hereto as Exhibit 99.1 and hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated March 1, 2012, between Sprint Nextel Corporation and the Bank of New York Mellon Trust Company, N.A.

4.2	Fourth Supplemental Indenture, dated March 1, 2012, among Sprint Nextel Corporation, the Subsidiary Guarantors and the Bank of New York Mellon Trust Company, N.A.

4.3	Registration Rights Agreement, dated March 1, 2012, among Sprint Nextel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: March 1, 2012		/s/ Timothy O’Grady
	By:	Timothy O’Grady
Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated March 1, 2012, between Sprint Nextel Corporation and the Bank of New York Mellon Trust Company, N.A.

4.2	Fourth Supplemental Indenture, dated March 1, 2012, among Sprint Nextel Corporation, the Subsidiary Guarantors and the Bank of New York Mellon Trust Company, N.A.

4.3	Registration Rights Agreement, dated March 1, 2012, among Sprint Nextel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.

99.1	Press Release